N  E  W  S    R  E  L  E  A  S  E

CONTACT:

Jo Ann Rice

(716) 887-7244

joann.rice@ctg.com

CTG ANNOUNCES 2006 FIRST QUARTER
CONFERENCE CALL INFORMATION

BUFFALO, N.Y. —  April 21, 2006 — CTG (NYSE: CTG), an international information technology (IT) staffing, solutions and application management company, today announced that it would release its 2006 first quarter financial results on April 26, 2006 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on Thursday, April 27, 2006 at 11:00 a.m. Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-888-428-4474 between 10:45 a.m. and 10:50 a.m., ask for the CTG conference call, and identify James Boldt as the conference chairperson. A replay of the call will be available between 1:00 p.m. Eastern Time April 27, 2006 and 1:00 p.m. Eastern Time May 1, 2006 by dialing 1-800-475-6701 and entering the conference ID number 816208.

Backed by 40 years’ experience, CTG provides IT staffing, application management outsourcing, consulting, and software development and integration solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients’ businesses with a full range of integrated services and proprietary ISO 9001:2000-certified service methodologies. Our IT professionals based in an international network of offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

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Today's news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.